     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 24, 1999

                                                 REGISTRATION STATEMENT NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            OXFORD HEALTH PLANS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


DELAWARE                                                      06-1118515
(State or Other Jurisdiction                                 (I.R.S. Employer
of Incorporation or Organization)                            Identification No.)

                               48 MONROE TURNPIKE
                           TRUMBULL, CONNECTICUT 06611
                    (Address of Principal Executive Offices)

                   CHARLES M. SCHNEIDER STOCK OPTION AGREEMENT

                            (Full Title of the Plans)

                             JON S. RICHARDSON, ESQ.
             EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                            OXFORD HEALTH PLANS, INC.
                               48 MONROE TURNPIKE
                           TRUMBULL, CONNECTICUT 06611
                     (Name and address of Agent for Service)

                                 (203) 459-7000
          (Telephone Number, Including Area Code, of Agent for Service)


                         CALCULATION OF REGISTRATION FEE

  Title of shares to be       Amount to be         Proposed maximum          Proposed maximum          Amount of
       registered             registered(1)    offering price per share         aggregate           registration fee
                                                                              offering price
Common Stock, par value
$.01 per share               800,000 shares          $ 14.0938(2)            $ 11,275,040(2)          $ 2,976.61


(1) Represents 800,000 shares issuable upon the exercise of options granted under the Charles M. Schneider Stock Option Agreement, plus, pursuant to Rule 416(a) of the Securities Act of 1933, as amended, such indeterminate number of shares as may be issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.
(2) Estimated solely for the purpose of determining the amount of the registration fee and pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, based upon the average of the high and low prices of the Common Stock reported by the National Association of Securities Dealers, Inc. on March 20, 2000.

                                Explanatory Note

         The Board of Directors of Oxford Health Plans, Inc., a Delaware corporation (the "Company"), has adopted the Charles M. Schneider Stock Option Agreement, dated as of December 30, 1999 (the "Schneider Option Agreement") by and between the Company and Charles M. Schneider. This Registration Statement is intended to register 800,000 shares of Common Stock to be issued by the Company upon exercise of options awarded under the Schnieder Option Agreement.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

----------------------------

* Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with them, which means we can disclose important information to you by referring you to those documents. The information included in the following documents is incorporated by reference and is considered to be a part of this prospectus. The most recent information that we file with the SEC automatically updates and supersedes more dated information. We have previously filed the following documents with the SEC and are incorporating them by reference into this prospectus:

         - Our Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed on March 24, 2000;

         - Our Current Reports on Form 8-K filed on January 5, 2000, February 25, 2000, February 29, 2000 and March 20, 2000; and

         - The description of our common stock contained in the Registration Statement on Form 8-A dated August 1, 1991, filed pursuant to
               Section 12 of the Securities Exchange Act of 1934.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to filing a post-effective amendment that indicates all the shares of common stock offered have been sold, or that deregisters all shares of common stock then remaining unsold, shall be deemed to be incorporated by reference into, and to be a part of, this Registration Statement from the date of filing of those documents. The information contained in any such documents will automatically update and supersede any information previously incorporated by reference into this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law permits indemnification against expenses, fines, judgments and settlements incurred by any director, officer or employee of the Company in the event of pending or threatened civil, criminal, administrative or investigative proceedings, if such person was, or was threatened to be made, a party by reason of the fact that he is or was a director, officer or employee of the Company. Section 145 also provides that the indemnification provided for therein shall not be deemed exclusive of any other rights to which those seeking indemnification may otherwise be entitled.

         Article Eighth of the Second Amended and Restated Certificate of Incorporation, as amended, of the Company provides that the Company shall indemnify its officers and directors to the fullest extent permitted by law. Article Ninth of the Second Amended and Restated Certification of Incorporation, as amended, of the Company provides that to the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director.

         Section 6.4 of the Amended and Restated By-laws of the Company states:

         Section 6.4. Indemnification of Directors, Officers and Employees. The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether criminal, civil, administrative or investigative, including any action instituted by or on behalf of the Corporation, by reason of the fact that such person or such person's testator or intestate is or was a director or officer of the Corporation or serves or served at the request of the Corporation any other enterprise as a director or officer. Expenses incurred by any such person in defending any such actions, suit or proceeding shall be paid or reimbursed by the Corporation promptly upon receipt by it of an undertaking of such person to repay such expense if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. The rights provided to any person by this by-law shall be enforceable against the Corporation by such person who shall be presumed to have relied upon it in serving or continuing to serve as a director or officer as provided above. No amendment of this by-law shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment. To the extent permitted by Delaware law, the Board may cause the Corporation to indemnify and reimburse other employees of the Corporation as it deems appropriate. For purposes of this by-law, the term "Corporation" shall include any predecessor of the Corporation and any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger; the term "other enterprise" shall include any corporation, partnership, joint venture, trust or employee benefit plan; service "at the request of the Corporation" shall include service as a director or officer of the Corporation, which imposes duties on, or involves services by, such director or officer with respect to any other enterprise or any employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan, shall be deemed to be indemnifiable expenses; and action by a person with respect to any employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation.

         Section 145 of the Delaware General Corporation Law permits the indemnification provided for by the above by-law provision. The statute further permits the Company to insure itself for such indemnification.

         The Company maintains insurance coverage for its directors and officers with respect to certain liabilities incurred in their capacities as such and for the Company with respect to any payments which it becomes obligated to make to such persons under the foregoing by-law and statutory provisions.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable

ITEM 8.  EXHIBITS.

   4.1 Second Amended and Restated Certificate of Incorporation, as amended, of the Company, incorporated by reference to Exhibit 3(a) of the Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1998 (File No. 0-19442)

   4.2 Amended and Restated By-laws of the Company, incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1998 (File No. 0-19442)

   4.3 Form of Stock Certificate, incorporated by reference to Exhibit 4 of the Company's Registration Statement on Form S-1 (File No. 33-40539)

   4.4 Employment Agreement, dated as of December 30, 2000, between the Company and Charles M. Schneider, incorporated by reference to Exhibit 10(e) of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (File No. 0-19442)

   4.5 Oxford Health Plans, Inc. Stock Option Agreement, dated as of December 30, 1999, by and between the Company and Charles M. Schneider, included as Exhibit A to the Employment Agreement filed as Exhibit 4.4 hereto

   5      Opinion of Sullivan & Cromwell regarding legality (filed herewith)

   23(a)  Consent of KPMG Peat Marwick LLP (filed herewith)

   23(b)  Consent of Ernst & Young LLP (filed herewith)

   23(c)  Consent of Sullivan & Cromwell (included in Exhibit 5 hereto)

ITEM 9.  UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low and high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, form S-8 or form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1993 may be permitted to directors, officers and controlling persons of the registrant pursuant to the Delaware General Corporation Law, the Company's certificate of incorporation or the Company's by-laws, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Trumbull, State of Connecticut, on this 24 day of March, 2000.

                                       OXFORD HEALTH PLANS, INC.


                                       By: /s/  NORMAN C. PAYSON, M.D.
                                          --------------------------------------
                                            Norman C. Payson, M.D.
                                            Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on March 24, 2000 in the capacities indicated.


Signature                                       Title
---------                                       -----

/s/ NORMAN C. PAYSON, M.D.                 Principal Executive Officer
--------------------------------                and Chairman of the Board
Norman C. Payson, M.D.

/s/ KURT B. THOMPSON                        Principal Financial Officer
--------------------------------                and Principal Accounting Officer
Kurt B. Thompson

--------------------------------            Director
Fred F. Nazem

--------------------------------            Director
David Bonderman

/s/ JONATHAN J. COSLET
--------------------------------            Director
Jonathan J. Coslet

--------------------------------            Director
James G. Coulter

/s/ ROBERT B. MILLIGAN, JR.
--------------------------------            Director
Robert B. Milligan, Jr.

/s/ MARCIA J. RADOSEVICH, PH.D
--------------------------------            Director
Marcia J. Radosevich, Ph.D.

/s/ BENJAMIN H. SAFIRSTEIN, M.D.
--------------------------------            Director
Benjamin H. Safirstein, M.D.

/s/ THOMAS A. SCULLY
--------------------------------            Director
Thomas A. Scully

--------------------------------            Director
Kent J. Thiry

/s/ STEPHEN F. WIGGINS
--------------------------------            Director
Stephen F. Wiggins

                                INDEX TO EXHIBITS


EXHIBIT NO.       EXHIBIT                                            PAGE NO.


5 Opinion of Sullivan & Cromwell regarding legality

23(a)             Consent of KPMG LLP

23(b)             Consent of Ernst & Young LLP


23(c)             Consent of Sullivan & Cromwell                  Contained in Exhibit 5
